Exhibit 21.1

SUBSIDIARIES OF REGISTRANT

SUBSIDIARY	STATE OR JURISDICTION OF INCORPORATION OR ORGANIZATION
Cenveo Corporation	Delaware
Cenveo Alberta Finance, LP	Canada
Cenveo Commercial Ohio, LLC	Colorado
Cenveo Government Printing, Inc.	Colorado
Cenveo McLaren Morris and Todd Company	Canada
3120587 Nova Scotia Company	Canada
Cenveo Omemee LLC	Delaware
Cenveo Resale Ohio, LLC	Colorado
Cenveo Services, LLC	Colorado
CNMW Investments, Inc.	Delaware
Colorhouse China, Inc.	Colorado
Discount Labels, LLC	Indiana
Rx Technology Corp.	Delaware
Rx JV Holding, Inc.	Delaware
CRX Holding, Inc.	Delaware
CRX JV, LLC	Delaware
PC Ink Corp.	Delaware
Printegra Corporation	Georgia
Madison/Graham ColorGraphics, Inc.	California
Madison/Graham ColorGraphics Interstate Services, Inc.	California
Cadmus Delaware, Inc.	Delaware
Cadmus Direct Marketing, Inc.	North Carolina
Cadmus Financial Distribution, Inc.	Virginia
Cadmus Hong Kong Limited	Hong Kong
Cadmus Interactive, Inc.	Georgia
Cadmus International Holdings, Inc.	Virginia
Cadmus Investments, LLC	Delaware
Cadmus Journal Services, Inc.	Virginia
Cadmus KnowledgeWorks International Ltd. (Mauritius)	Mauritius
KnowledgeWorks Global Ltd. (India)	India
Cadmus Marketing Group, Inc.	Virginia
Cadmus Marketing, Inc.	Virginia
Cadmus Marketing UK Limited (UK)	UK
Cadmus/O’Keefe Marketing, Inc.	Virginia
Cadmus Packaging Company Limited (Thailand)	Thailand
Cadmus Packaging Private Limited (India)	India
Cadmus Packaging (Shanghai) Co. Ltd. (China)	China
Cadmus Printing Group, Inc.	Virginia
Cadmus Technology Solutions, Inc.	Virginia
Cadmus UK, Inc.	Virginia
CDMS Management, LLC	Delaware
Expert Graphics, Inc.	Virginia
Garamond/Pridemark Press, Inc.	Maryland
Old TSI, Inc.	Georgia
Port City Press, Inc.	Maryland
Science Craftsman Incorporated	New York
Vaughn Printers Incorporated	Florida
VSUB Holding Company	Virginia
Washburn Graphics, Inc.	North Carolina
Commercial Envelope Manufacturing Co. Inc.	New York
Berlin & Jones Co., LLC	New York
Henrich Envelope, LLC	New York
Cenveo CEM, LLC	Delaware
Cenveo CEM, Inc.	Delaware
Rex Corporation	Florida
136 Eastport Road, LLC	Delaware
Lightning Labels, LLC	Delaware
Nashua Corporation	Massachusetts
Nashua International, Inc.	Delaware
Nashua FSC Limited	Jamaica
Nashua P.R. Inc.	Puerto Rico